OPTION NUMBER ______

                          VIVID LEARNING SYSTEMS, INC.
                              EMPLOYEE OPTION FOR
                               PURCHASE OF STOCK
                        UNDER THE 2003 STOCK OPTION PLAN

      FOR VALUABLE CONSIDERATION, VIVID LEARNING SYSTEMS, INC., (the "Company"), does hereby grant to the individual named below (the "Optionee"), the Option ("Option"), to purchase the number of shares of common stock of the Company (the "Option Shares"), for the exercise price per share set forth below, and the right to purchase the Option Shares under this Option shall accrue and vest according to the vesting schedule below, all subject to the terms and conditions hereof and of the Company's 2003 Stock Option Plan:

           -----------------------------------------------------------
           OPTIONEE:
           -----------------------------------------------------------
           TYPE OF OPTION              INCENTIVE STOCK OPTION
           -----------------------------------------------------------
           NUMBER OF OPTION SHARES:
           -----------------------------------------------------------
           EXERCISE PRICE PER SHARE:   $
           -----------------------------------------------------------
           DATE OF OPTION GRANT:
           -----------------------------------------------------------
           TERM OF OPTION:             THREE (3)  YEARS  FROM DATE OF
                                       100% VESTING
           -----------------------------------------------------------
           VESTING SCHEDULE:           50%  AFTER  TWO (2)  YEARS  OF
                                       SERVICES TO THE COMPANY  AFTER
                                       THE DATE OF  OPTION  GRANT AND
                                       THEREAFTER    25%   PER   YEAR
                                       (FULLY   VESTED  IN  FOUR  (4)
                                       YEARS)
           -----------------------------------------------------------

      EXECUTED as of the Date of Option Grant.

                                    VIVID LEARNING SYSTEMS, INC.


                                    By
                                       ----------------------------------

                                          Its Corporate Secretary


                                    OPTIONEE


                                    -------------------------------------

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                          VIVID LEARNING SYSTEMS, INC.

                      TERMS AND CONDITIONS OF OPTION GRANT

          OPTIONS ARE SUBJECT TO THE TERMS HEREOF AND OF THE COMPANY'S
                        2003 STOCK OPTION PLAN ("PLAN").

                             EMPLOYEE STOCK OPTION
                             ---------------------

                                             not occur, or if a   Statement   of
      1.    a.  Option  Shares vest          Revocation of Voluntary Dissolution
according  to the vesting  schedule          Proceedings  is  filed  within  the
set  forth   above,   but  are  not          thirty  (30) day  period  following
exercisable  until  the  conditions          the   date   of   dissolution,   as
set  forth  in  Section  2.7 of the          applicable, as further described in
Plan have been satisfied;  provided          the  Plan,  all  Options  which are
all  Options  for the  purchase  of          terminated    pursuant    to   this
Option  Shares  must  be  exercised          subsection (d)  shall be reinstated
within the time  periods  specified          as if no action with respect to any
in Section 2 below.                          of    said    events    had    been
                                             contemplated  or taken by any party
            b. Optionees shall have          thereto  and all  Options  shall be
conditional  purchase rights in the          returned  to their  position on the
event of any merger, consolidation,          date of termination.
tender offer, takeover bid, sale of
assets, or dissolution, as the case                3.   This   Option   may   be
may  be,  and as  described  in the          exercised  at  different  times for
Plan.                                        portions  of the  total  number  of
                                             Option  Shares  for which the right
      2.   All   unvested   Options          to purchase  shall have accrued and
expire within  certain time periods          vested  hereunder,   provided  that
as  described in Section 2.6 of the          such  portions  are in multiples of
Plan.  Subject  to the terms of the          ten  (10)  shares  if the  Optionee
Plan,   Options   expire   at   the          holds    vested     portions    for
earliest of the following:                   ninety-nine  (99) or  fewer  shares
                                             and  otherwise  in multiples of one
            a. The  earlier  of the          hundred (100) shares.
Term of Option  specified  above or
ten  (10)   years   from  the  date                4.  This   Option   shall  be
hereof;                                      adjusted   for   recapitalizations,
                                             stock splits, stock dividends,  and
            b.   Thirty  (30)  days          the like as  further  described  in
following Optionee's termination of          the Plan.
from  employment  with the Company,
with or without cause;                             5.  This  Option  is  not  an
                                             employment  contract  and while the
            c.  Twelve  (12) months          benefits,  if any,  of this  Option
after     Optionee's    death    or          are an incident  of the  Optionee's
Disability   (as   defined  in  the          employment  with the  Company,  the
Plan); or                                    terms   and   conditions   of  such
                                             employment  are  otherwise   wholly
            d.  In the  event  of a          independent hereof.
merger,    consolidation,    tender
offer, takeover bid, sale of assets                6.   This   Option   is   not
or    filing   of    Articles    of          assignable,  and  may be  exercised
Dissolution,   as  applicable,   as          only by the Optionee or a person to
further    described    the   Plan.          whom the  rights  under the  Option
However,     if     the     merger,          shall  pass by will or the  laws of
consolidation,     tender    offer,          descent and distribution.
takeover bid or sale of assets does
                                                   7.   The    Optionee    shall
                                             indicate  Optionee's  intention  to
                                             exercise this Option  by  notifying

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the  Company  in  writing  of  such          THE     REGISTRATION     WILL    BE
intention, indicating the number of          MAINTAINED.  IF THE  SHARES ARE NOT
shares Optionee intends to purchase          REGISTERED OR THE  REGISTRATION  IS
and,    within    ten   (10)   days          NOT  MAINTAINED,  THE OPTIONEE WILL
thereafter,  paying to the  Company          NOT BE ABLE TO EXERCISE THIS OPTION
an amount  sufficient  to cover the          UNLESS    AN     EXEMPTION     FROM
total   exercise   price   of  such          REGISTRATION  IS AVAILABLE.  AT THE
shares.  Payment  of  the  exercise          PRESENT   TIME,   EXEMPTIONS   FROM
price provided in this Option shall          REGISTRATION   UNDER   FEDERAL  AND
be made  in  cash or in  accordance          STATE   SECURITIES  LAWS  ARE  VERY
with   such    procedures   for   a          LIMITED AND MIGHT BE UNAVAILABLE TO
"cashless   exercise"   as  may  be          THE    OPTIONEE    PRIOR   TO   THE
established  from  time  to time by          EXPIRATION    OF    THIS    OPTION.
the Company and the brokerage firm,          CONSEQUENTLY,  THE  OPTIONEE  MIGHT
if any,  designated  by the Company          NOT HAVE AN OPPORTUNITY TO EXERCISE
to   facilitate   the  exercise  of          THIS  OPTION AND TO RECEIVE  OPTION
options  and sales of shares  under          SHARES UPON SUCH EXERCISE.
the Plan.
                                                   10.  At any  time  after  the
      8.    If    the     Optionee,          Option  becomes  vested,  the Board
immediately  prior to the  grant of          has the right,  upon written notice
an    Incentive     Stock    Option          to Optionee,  to elect, at its sole
hereunder,   owns   stock   in  the          option and  discretion  and without
Company  representing more than ten          the consent of Optionee,  to cancel
percent  (10%) of the voting  power          this  Option and pay  Optionee  the
of  all  classes  of  stock  of the          difference  between the Fair Market
Company, the per share option price          Value of the  Option  Shares at the
specified  by  the  Board  for  the          time of the  exercise of such right
Incentive   Stock  Options  granted          over the option  exercise  price in
hereunder  shall be one hundred ten          accordance  with  Section 11 of the
percent  (110%) of the fair  market          Plan.
value of the Company's stock on the
date of grant and such Option shall                11.  This  Option is  granted
not  be   exercisable   after   the          pursuant  to and is  controlled  by
expiration  of five (5) years  from          the Plan of the Company.  Optionee,
the date such  Option  is  granted,          by execution  hereof,  acknowledges
and  notwithstanding any pricing or          receipt of the Plan and  acceptance
vesting  terms  hereof which appear          of the terms and  conditions of the
at variance with the foregoing, all          Plan and of this document.
pricing  and vesting  terms  hereof
shall be deemed  hereby to  conform
with the foregoing limitations.  In
lieu of the foregoing, the Optionee
may  elect  to  have  this   Option
treated  as a  non-qualified  stock
Option  pursuant  to  the  original
terms hereof.

      9.     Notwithstanding    the
foregoing,   no  Option   shall  be
exercisable  unless  and  until all
requirements imposed by or pursuant
to  Section  2.17 of the  Plan  are
satisfied.

      SECTION   2.17  of  the  2003
Stock    Option    Plan    ("PLAN")
DESCRIBES     CERTAIN     IMPORTANT
CONDITIONS  RELATING TO FEDERAL AND
STATE  SECURITIES LAWS THAT MUST BE
SATISFIED BEFORE THIS OPTION CAN BE
EXERCISED  AND BEFORE  THE  COMPANY
CAN ISSUE ANY OPTION  SHARES TO THE
OPTIONEE.  AT THE PRESENT TIME, THE
PLAN  IS  NOT  REGISTERED  AND  THE
SHARES ISSUED UPON EXERCISE ARE NOT
FREELY  TRADABLE.  THERE  CAN BE NO
ASSURANCE  THAT THE SHARES  WILL BE
REGISTERED OR THAT ONCE  REGISTERED

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